                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                           ANIXTER INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                           ANIXTER INTERNATIONAL INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                 [ANIXTER LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 2002

To the Stockholders of Anixter International Inc.:

     The Annual Meeting of Stockholders of Anixter International Inc. will be held at One North Franklin Street, Chicago, Illinois on Thursday, May 23, 2002, at 1:00 p.m., for the purpose of:

     (1) electing 11 Directors; and

     (2) transacting such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on April 1, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of Anixter International Inc., 4711 Golf Road, Skokie, Illinois 60076, and will also be available at the meeting.

     A copy of Anixter International Inc.'s Annual Report to Stockholders for the fiscal year ended December 28, 2001 is being mailed to all registered holders. Only one annual report and proxy statement is being delivered to consenting multiple stockholders sharing an address unless Anixter International Inc. has received contrary instructions from one or more of the holders. Stockholders at a shared address who are receiving a single copy of the annual report and proxy statement and who wish to receive separate copies now and/or in the future should make a request in writing to the Corporate Secretary at Anixter International Inc., 4711 Golf Road, Skokie, Illinois 60076 or by phone at 847-677-2600. Additional copies of the annual report and proxy statement may be obtained without charge by writing to the Corporate Secretary or from the Company's website at http://www.anixter.com/investor/d0200p01.htm. Stockholders at a shared address who are receiving multiple copies of those documents and who wish to receive a single copy should direct their request to the bank or brokerage firm which holds their shares.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ JAMES E. KNOX
                                          James E. Knox, Secretary

Chicago, Illinois
April 19, 2002

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                         OF ANIXTER INTERNATIONAL INC.

                            TO BE HELD MAY 23, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anixter International Inc., a Delaware corporation (the "Company," which as used herein shall mean together with or without its subsidiaries, as the context may require). The Company's corporate headquarters are located at 4711 Golf Road, Skokie, Illinois 60076 (telephone 847-677-2600). The Proxy Statement and form of proxy were first mailed to stockholders on or about April 19, 2002. Proxies solicited by the Board of Directors of the Company are to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 23, 2002, at 1:00 p.m., at One North Franklin Street, Chicago, Illinois, or any adjournment(s) thereof.

     This solicitation is being made by mail, although directors, officers and regular employees of the Company may solicit proxies from stockholders personally or by telephone, telegram or letter. The costs of this solicitation will be borne by the Company. The Company may request brokerage houses, nominees or fiduciaries and other custodians to solicit their principals or customers for their proxies, and may reimburse them for their reasonable expenses in so doing. In addition, the Company has retained Morrow & Co. to assist in the solicitation for a fee of $5,000 plus expenses.

                                     VOTING

     Shares of Common Stock, $1.00 par value, of the Company ("Common Stock") represented by proxies in the accompanying form which are properly executed and returned to the Company (and which are not effectively revoked) will be voted at the meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted IN FAVOR OF the election as directors of the nominees listed herein, and in the discretion of the appointed proxies upon such other business as may properly be brought before the meeting.

     Each stockholder has the power to revoke his or her proxy at any time before it is voted by (i) delivering to the Company prior to or at the meeting written notice of revocation or a later dated proxy or (ii) attending the meeting and voting his or her shares in person.

     The Board of Directors has fixed the close of business on April 1, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

     As of April 1, 2002, 37,031,813 shares of Common Stock were outstanding. Each holder is entitled to one vote per share.

     A majority of the outstanding shares of Common Stock will constitute a quorum for purposes of the meeting. If a quorum is present, in person or by proxy, the election of directors will be determined by a plurality of the votes. As a result, shares represented at the meeting and entitled to vote for directors, but which abstain from voting or withhold votes, will be counted toward a quorum, and will not affect the election of directors.

                             ELECTION OF DIRECTORS

     In the absence of contrary instructions, the proxies received will be voted for the election as directors of the nominees listed below to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Although the Board of Directors does not contemplate that any nominee will decline or be unable to serve as a director, in either such event the proxies will be voted for another person selected by the Board of Directors, unless the Board acts to reduce the size of the Board of Directors in accordance with the provisions of the Company's by-laws. The current number of directors has been set by the Board at eleven.

     The following table sets forth the name and age as of March 20, 2002 of each director or nominee for director of the Company, the year each director was first elected, his or her position with the Company, his or her principal occupation(s) during the last five years, any other directorships held by such person in companies which have a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940, and family relationships between directors and other directors or executive officers. The term of office of each director will extend until the holding of the next annual meeting of stockholders or until his or her successor is elected and qualified.

                                               PRESENT PRINCIPAL OCCUPATION OR
                                             EMPLOYMENT; MATERIAL POSITIONS HELD
         NAME AND AGE                               DURING PAST FIVE YEARS
         ------------                        -----------------------------------
Lord James Blyth, 61...........  Director of the Company since 1995; Chairman since 2000 of
                                 Diageo plc, a beverage and food company; Chairman from 1998 to 2000, Deputy Chairman from 1994 to 1998 and Chief
                                   Executive Officer from 1987 to 1998 of The Boots Company,
                                   a diversified company engaged in manufacturing, retailing
                                   and real estate.
Robert L. Crandall, 66.........  Director of the Company since 1999; Chairman of the Board of
                                 Directors and Chief Executive Officer from 1985 to 1998 of
                                   AMR Corporation, an air transportation and diversified
                                   services company; Director of Allied World Assurance
                                   Holdings Ltd., Celestica Inc., Clear Channel
                                   Communications, Inc., Halliburton Company and i2
                                   Technologies, Inc.
Robert W. Grubbs Jr., 45.......  Director since 1997, and President and Chief Executive
                                 Officer since 1998 of the Company; President and Chief
                                   Executive Officer of Anixter Inc., a subsidiary of the
                                   Company, since 1994; Director of A.M. Castle & Co.
F. Philip Handy, 57............  Director of the Company since 1986; a private investor;
                                 Chief Executive Officer since 2001 of Strategic Industries,
                                   LLC, a diversified global manufacturing enterprise;
                                   Managing Director of EGI Corporate Investments, a
                                   diversified management and investment business, from 1997
                                   to 1999; Partner of Winter Park Capital Company, a private investment firm, from 1980 to 1997; Director of I Dine
                                   Rewards Network Inc., WCI Communities, Inc. and Wink
                                   Communications, Inc.
Melvyn N. Klein, 60............  Director of the Company since 1985; President of JAKK
                                 Holding Corp., a General Partner of the investment
                                   partnership GKH Partners, L.P., since 1987; Attorney and
                                   counselor-at-law since 1968; a founder of Questor Partners
                                   Fund, L.P. in 1995 and a principal of that partnership
                                   through 1999; a member of the Advisory Committee on
                                   International Economic Policy to the U.S. Secretary of
                                   State; Director of Bayou Steel Corporation and Hanover
                                   Compressor Company.
John R. Petty, 71..............  Director of the Company since 1988; Chairman of TECSEC
                                 Incorporated, a data security company, since 1997; Chairman of Federal National Payables, Inc., a factoring company,
                                   since 1992; Private investor since 1988; Director of Arris
                                   Group, Inc.

                                               PRESENT PRINCIPAL OCCUPATION OR
                                             EMPLOYMENT; MATERIAL POSITIONS HELD
         NAME AND AGE                               DURING PAST FIVE YEARS
         ------------                        -----------------------------------
Stuart M. Sloan, 58............  Director of the Company since 1994; a Principal since 1984 of Sloan Capital Companies, a private investment company;
                                   Chairman of the Board of Directors from 1986 to 1998 and
                                   Chief Executive Officer from 1991 to 1996 of Quality Food
                                   Centers, Inc., a supermarket chain; Director of Rite Aid
                                   Corp.
Thomas C. Theobald, 64.........  Director of the Company since 1995; Managing Director of
                                 William Blair Capital Partners, L.L.C. since 1994; Chairman and Chief Executive Officer from 1987 to 1994 of
                                   Continental Bank Corporation; Director of Jones, Lang
                                   LaSalle Incorporated, MONY Group, Liberty Funds and Xerox
                                   Corporation.
Mary Agnes Wilderotter, 47.....  President, Chief Executive Officer and a director of Wink
                                 Communications, Inc., an interactive telecommunications and media company, since 1997; Executive Vice President of
                                   National Operations and Chief Executive Officer of the
                                   Aviation Communications Division of AT&T Wireless
                                   Services, Inc. from 1995 to 1997; Director of Airborne
                                   Express, American Tower Corporation, Electric Lightwave,
                                   Inc., Gaylord Entertainment, The McClatchy Company,
                                   National Cable Telecommunications Association and Tier
                                   Technologies Inc.
Matthew Zell, 35...............  Director of the Company since 2001; Managing Director since
                                 2001 of Equity Group Investments, L.L.C., an investment
                                   company; President from 1990 to 2001 of Prometheus
                                   Technologies, Inc. and its predecessor, an information
                                   technology consulting firm. Mr. Zell is the son of Samuel
                                   Zell.
Samuel Zell, 60................  Director since 1984, and Chairman of the Board of Directors since 1985 of the Company; Chairman since 1999 of Equity
                                   Group Investments, L.L.C., an investment company; Chairman of the Board of Directors from before 1994 through 1999 of
                                   Equity Group Investments, Inc., a real estate and
                                   corporate investment firm; Chairman of the Board of
                                   Directors since 1995 and Chief Executive Officer from 1995 to 1996 of Manufactured Home Communities, Inc.; Chairman
                                   of the Board of Directors of American Classic Voyages Co.,
                                   Capital Trust, Inc., Chart House Enterprises, Inc.,
                                   Danielson Holding Corporation and Chairman of the Board of
                                   Trustees of Equity Residential Properties Trust and Equity
                                   Office Properties Trust. Mr. Zell is the father of Matthew
                                   Zell.

                          BOARD AND COMMITTEE MEETINGS

     The Audit Committee currently consists of Messrs. Petty (Chair), Klein and Theobald, who are each believed to be "independent" as defined in Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange. Pursuant to its written charter, the Audit Committee provides general review of the Company's accounting and auditing procedures, meets with the Company's independent auditors to review their recommendations, and reviews related party transactions. The Audit Committee held four meetings in 2001.

     The Compensation Committee, currently consisting of Messrs. Sloan (Chair) and Crandall and Lord Blyth, exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation, benefit plans and stock grants. The Compensation Committee held two meetings in 2001.

     The Executive Committee, currently consisting of Messrs. Klein and Petty and Samuel Zell (Chair), exercises the full powers of the Board of Directors to the extent permitted by law in the intervals between Board meetings. The Executive Committee held two meetings in 2001.

     The Board of Directors held four meetings in 2001. Each of the directors attended 75 percent or more of the total of all meetings held by the Board and the committees on which the director served, except for Mr. Crandall, who was unable to participate on a day on which two meetings were held.

     The Company does not have a committee to nominate candidates for election to the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following tables set forth information about the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                              COMPENSATION AWARDS
                                                                              -------------------
                              ANNUAL COMPENSATION                                          SECURITIES
                          ---------------------------    OTHER ANNUAL       RESTRICTED     UNDERLYING      ALL OTHER
         NAME &                     SALARY     BONUS    COMPENSATION(1)   STOCK AWARD(2)    OPTIONS     COMPENSATION(3)
   PRINCIPAL POSITION     YEAR        ($)       ($)           ($)              ($)            (#)             ($)
   ------------------     ----      ------     -----    ---------------   --------------   ----------   ---------------
Robert W. Grubbs........  2001      580,000   156,400       13,242                 --       300,000          2,550
  President & Chief       2000      525,000   305,000       22,208            932,427       150,000          2,550
  Executive Officer       1999      500,000   273,450           --          1,214,110       150,000          2,400
Dennis J. Letham........  2001      325,000    91,800        8,843                 --        90,000          2,550
  Senior Vice
    President--           2000      310,000   175,950       16,961            551,935        65,000          2,550
  Finance and Chief       1999      295,000   162,000           --            720,034        50,000          2,400
  Financial Officer
Terrance A. Faber.......  2001      180,000    24,750           48                 --         5,000          2,625
  Vice
   President--Controller  2000(4)    38,077    23,400           23                 --            --            218
John A. Dul.............  2001      180,000    20,250          541                 --         5,000          2,550
  General Counsel and     2000      168,000    99,500          340                 --         5,000          2,550
  Assistant Secretary     1999      160,000   158,000(5)         --                --         5,000          2,400
Samuel Zell.............  2001      200,000        --           --                 --            --             --
  Chairman                2000      200,000        --           --                 --            --             --
                          1999      200,000        --           --                 --            --             --

---------------
(1) Represents above-market earnings on deferred compensation.

(2) Value of restricted stock and restricted stock units for 1999 and 2000, respectively, on the date granted. Stock and units vest annually in thirds beginning on the second anniversary of the grant or earlier in the case of certain events. Holders of stock units are entitled to receive any distributions on the stock of the Company or an equitable adjustment to the number of stock units based on such distribution. At December 28, 2001, the aggregate value of restricted stock and restricted stock units granted to Messrs. Grubbs and Letham was $2,954,742 and $1,750,930, respectively.

(3) Contributions to employee savings plan.

(4) 2000 compensation since date of hire, October 9, 2000.

(5) Includes special project bonus.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
                                -------------------------
                                NUMBER OF     % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                                SECURITIES     OPTIONS                                    ASSUMED ANNUAL RATES OF
                                UNDERLYING    GRANTED TO                                STOCK PRICE APPRECIATION FOR
                                 OPTIONS     EMPLOYEES IN   EXERCISE OR      DATE              OPTION TERM(1)
                                 GRANTED        FISCAL      BASE PRICE        OF       ------------------------------
             NAME                  (#)           YEAR         ($/SH)      EXPIRATION       5%($)           10%($)
             ----               ----------   ------------   -----------   ----------       -----           ------
Robert W. Grubbs(2)...........   300,000         25.2%         25.20       2-14-11       4,754,443       12,048,693
Dennis J. Letham(2)...........    90,000          7.6%         25.20       2-14-11       1,426,330        3,614,608
Terrance A. Faber(2)..........     5,000           .4%         25.20       2-14-11          79,241          200,812
John A. Dul(2)................     5,000           .4%         25.20       2-14-11          79,241          200,812
Samuel Zell...................        --            --            --            --              --               --

---------------
(1) These numbers are for presentation purposes only and are not predictions of future stock prices.

(2) 25% of options become exercisable on each anniversary of grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR-END OPTION VALUE

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING        VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                                                   AT FY-END(#)           AT FY-END($)
                                        SHARES       VALUE     --------------------   --------------------
                                      ACQUIRED ON   REALIZED       EXERCISABLE/           EXERCISABLE/
                NAME                  EXERCISE(#)     ($)         UNEXERCISABLE          UNEXERCISABLE
                ----                  -----------   --------      -------------          -------------
Robert W. Grubbs....................       0           0         405,000/525,000       4,831,163/3,665,813
Dennis J. Letham....................       0           0         188,750/176,250       2,163,477/1,280,041
Terrance A. Faber...................       0           0               0/5,000                 0/18,100
John A. Dul.........................       0           0          17,875/12,625          210,337/105,517
Samuel Zell.........................       0           0          75,000/0               689,625/0

                               PENSION PLAN TABLE

   ANNUAL
REMUNERATION
  ON WHICH                                 YEARS OF SERVICE
BENEFITS ARE   -------------------------------------------------------------------------
   BASED          5         10         15         20         25         30         35
------------      -         --         --         --         --         --         --
  $200,000     $12,000   $ 24,000   $ 35,000   $ 47,000   $ 59,000   $ 71,000   $ 71,000
   300,000      18,000     37,000     55,000     73,000     91,000    110,000    110,000
   400,000      25,000     50,000     74,000     99,000    124,000    149,000    149,000
   500,000      31,000     63,000     94,000    125,000    156,000    188,000    188,000
   600,000      38,000     76,000    113,000    151,000    189,000    227,000    227,000
   700,000      44,000     89,000    133,000    177,000    221,000    266,000    266,000
   800,000      51,000    102,000    152,000    203,000    254,000    305,000    305,000
   900,000      57,000    115,000    172,000    229,000    286,000    344,000    344,000
 1,000,000      64,000    128,000    191,000    255,000    319,000    383,000    383,000
 1,200,000      77,000    154,000    230,000    307,000    384,000    461,000    461,000
 1,400,000      90,000    180,000    269,000    359,000    449,000    539,000    539,000

     Above amounts are annual straight life annuity amounts (which are not reduced for social security benefits) payable upon retirement at age 65 under Anixter Inc. funded and unfunded defined benefit plans for Messrs. Grubbs, Letham, Faber and Dul, who have 24, 9, 2 and 13 years of service, respectively. The determination of remuneration is based upon payment, not accrual, and therefore the covered compensation for 2001 will be the salary shown in the summary compensation table for 2001 and the bonus shown in that table for 2000. Under the enhanced portion of the management incentive plan in effect in 1999, 2000 and 2001, the regular bonus opportunities for Messrs. Grubbs and Letham were halved; therefore, their cash bonuses for these years will be doubled in computing their covered compensation for pension purposes.

     In 2000 Samuel Zell's unfunded pension benefits were cashed out for $345,653. As a result, he will be entitled only to the annuity amounts provided by the Company's funded plan as set forth in the above table. The annual remuneration upon which this benefit is based is limited by federal tax rules to a maximum amount, which in 2001 was $170,000. Samuel Zell has 17 years of service.

                           COMPENSATION OF DIRECTORS

     The Company pays its non-employee directors annual retainers of $60,000 of its stock in the form of stock units which convert to Common Stock at the pre-arranged time selected by each director and fees of $1,750 for each board meeting attended, $1,000 for each committee meeting attended and a $5,000 annual retainer for committee chairpersons. Directors are reimbursed for any expenses they incur in attending meetings. The

Company at its discretion may purchase, for its market value, Common Stock obtained pursuant to these stock units.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Messrs. Grubbs and Letham are employed pursuant to contracts terminable on six months notice by either party, or earlier if there is good cause for termination as defined in the contracts. Good cause for termination by the executive includes forced relocation, significant reduction of salary, regular bonus opportunity, and other benefits, no longer holding his current position as defined in the contracts or any other significant reduction of responsibilities. Good cause for termination by the Company includes material fiduciary breaches and dishonest acts. If employment is terminated by the executive for good cause or by the Company without good cause within four years after a change of control as defined in the contracts, the executive is entitled to certain benefits. These benefits include (i) payment of a pro rata portion of his regular bonus for that year and his salary and regular bonus for the next two years, (ii) all his options to purchase stock will vest and be exercisable for the lesser of two years or their remaining life, (iii) his medical and life insurance coverage will continue during this two year period, and (iv) he will be held harmless from any golden parachute federal excise tax on these benefits. The executive is required to delay his termination for a specified period if the good cause is based on a change of position or reduction in responsibilities, but his stock options will vest at the time of the change of control if he is not continuing in his current position. If in connection with a change of control, at least 25% of the Common Stock is being exchanged for any consideration other than publicly traded common stock, the contracts provide that the executive's stock options will be exercisable to the extent necessary to enable the executive to participate in such exchange on a pro rata basis. Change of control is defined by the contracts as any third person (other than Samuel Zell and his affiliates) acquiring at least 25% of the Common Stock or substantially all the assets of the Company or the majority of the directors of the Company being comprised of individuals who were not nominated by the Board of Directors of the Company. Such a change of control will also vest the restricted shares or restricted stock units granted to Messrs. Grubbs and Letham and the other participants in the enhanced portion of the Company's management incentive plan. See "Compensation Committee Report on Executive Compensation."

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     Lord James Blyth, Stuart Sloan and Robert Crandall were members of the Compensation Committee of the Board of Directors.

     During the year ended December 28, 2001, no person who is or was formerly an officer or employee of the Company or any of its subsidiaries served as (i) a member of the Compensation Committee; (ii) a member of the compensation committee (or other board committee or full board performing equivalent functions) of another entity, one of whose executive officers served on the Board of Directors of the Company; or (iii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Executive Compensation, the Audit Committee Report and the Performance Graph presented below shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The compensation policy of the Company for its executive officers (including those named in the Summary Compensation Table) has been to pay base salaries and annual bonuses within the median of the range paid by others for comparable positions and to provide long-term incentive opportunities within the high end of the range provided by others for comparable positions. From time to time, the Committee reviews studies comparing the compensation of the Company's executives with the compensation of similar executives of selected groups of companies. The companies in the comparison groups were selected because they were believed to be representative of the types of companies with which the company competes for executives. The companies in the comparison group were of all sizes and in several industries and have no correlation to the companies included in the peer group used in the "Performance Graph." Because of the great differences in size and industry between the Company and the companies in the comparison group, the determination of the Committee that the current compensation of the Company's executives is consistent with the Company's compensation policy is subjective.

     The salary of Mr. Grubbs was increased 10% in 2001 to move his salary closer to his peers in other companies and to offset inflation.

     To provide additional incentive to meet the challenging goals set by the Company, an enhanced incentive plan for 2001 was adopted for Messrs. Grubbs and Letham and several other key employees. A target of approximately 144% of salary was established for Messrs. Grubbs and Letham. A goal for operating earnings before non-recurring items was established for 2001. Achievement of this goal would have earned 100% of target. Achievement between 90% and 110% of this goal would have earned between 50% and 150% of target. In 2001, the minimum earnings were not achieved and no awards were made under the enhanced incentive plan.

     Messrs. Grubbs and Letham continued to participate in the regular portion of the management incentive plan, but their targets for this portion of the plan were set at 50% of their normal targets. Mr. Grubbs' regular incentive target opportunity for 2001 was established at 40% of his salary, with one third of this opportunity determined by the operating earnings of the Company, one third of this opportunity determined by the Company's return on tangible capital, and one third of this opportunity determined by the achievement of specified qualitative goals, with no weighting among these goals. Mr. Grubbs was awarded a regular incentive bonus for 2001 of $156,400. This represented 68% of his regular incentive target because neither of the Company's financial goals was met and his qualitative goals in the aggregate were exceeded.

     The incentive opportunities for the other executive officers who participated in the 2001 regular incentive plan were set by the Committee at the beginning of the year at 38% to 42% of salary for the highest paid of the other executive officers participating in the plan. A portion of this opportunity, ranging from 66% to 70%, was based on the financial results of the Company and the remainder was based on the achievement of specified qualitative goals. The components of the financial results were operating earnings and return on tangible capital, with the weighting dependent upon responsibilities. Incentive awards for 2001 for these executive officers were from 27% to 68% of target incentive opportunities because neither of the financial targets was met and the qualitative goals in the aggregate of each participant were exceeded or substantially met.

     The guidelines used to determine option grants were first adopted in 1998. The number of shares provided by the guidelines for each executive was determined at that time by taking a percentage of the executive's then salary and dividing that amount by the then value per option. The percentages were set in the same manner as other components of compensation. These percentages were not affected by previous grants. Since that time, the Committee has granted options to purchase the same number of shares to each executive each year, making such adjustments from time to time in individual cases as the Committee believes appropriate. In 2001, the grants to Messrs. Grubbs and Letham were increased to recognize the results achieved by the Company in the previous year.

     The components of executive officer compensation related to the performance of the Company are the levels of the annual incentive awards as described above and the ultimate value of long-term incentive awards as determined by the stock market.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner.

Stuart Sloan
Lord James Blyth
Robert L. Crandall

                           REPORT OF AUDIT COMMITTEE

     Pursuant to its written charter, the Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we do not represent ourselves to be or to serve as accountants or auditors by profession. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent accountants are in fact independent.

     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling our oversight responsibilities, we reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the disclosures in the financial statements.

     We reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, we discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services provided by the auditors to the Company with their independence.

     We discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and, as deemed advisable, without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. We held four meetings during fiscal year 2001. In addition, the Chair of the Committee on behalf of the Committee (with the opportunity to convene a meeting of the full committee if deemed advisable) reviews proposed interim financial statements with management and the independent auditors.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors has accepted that recommendation) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 28, 2001 for filing with the Securities and Exchange Commission. The Committee selects the Company's independent auditors.

John R. Petty
Melvyn N. Klein
Thomas C. Theobald

                               PERFORMANCE GRAPH

     Below is a graph comparing total shareholder return on the Company's Common Stock over the last five years with a broad equity market index and a peer group index as required by the rules of the Securities and Exchange Commission.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                              [PERFORMANCE GRAPH]

                                       1996      1997      1998      1999      2000      2001
                                      -------   -------   -------   -------   -------   -------
ANIXTER INTL INC....................  $100.00   $102.33   $125.97   $127.91   $134.11   $179.91

RUSSELL 2000........................  $100.00   $122.23   $119.49   $145.02   $140.80   $144.50

PEER GROUP..........................  $100.00   $115.92   $104.84   $ 93.05   $ 80.89   $ 97.77

     The Company's Peer Group Index consists of the following companies: Arrow Electronics Inc., Avnet Inc., W.W. Grainger Inc., Ingram Micro, Pioneer-Standard Electronics, Inc., Premier Farnell, Richardson Electronics Ltd., and Tech Data. This peer group was selected based on a review of publicly available information about these companies and the Company's determination that they are engaged in distribution businesses similar to that of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of April 1, 2002, certain information with respect to the Common Stock that may be deemed to be beneficially owned (including options exercisable within 60 days) by each director or nominee for director of the Company, the officers named in the Summary Compensation Table and by all directors and officers as a group.

                                                                OPTIONS
                                              COMMON           FOR COMMON                PERCENT
                                              STOCK              STOCK        TOTAL      OF CLASS
                                           ------------        ----------   ----------   --------
Name of Beneficial Owner(1)
  Lord James Blyth.......................        18,264(7)        10,000        28,264         *
  Robert L. Crandall.....................        10,384(9)             0        10,384         *
  F. Philip Handy........................        59,264(10)       50,000       109,264         *
  Melvyn N. Klein........................        41,264(4)(7)     40,000        81,264         *
  John R. Petty..........................        14,355(3)        50,000        64,355         *
  Stuart Sloan...........................        43,264(7)        10,000        53,264         *
  Thomas C. Theobald.....................        38,264(11)       10,000        48,264         *
  Mary Agnes Wilderotter.................         1,048(13)            0         1,048         *
  Matthew Zell...........................         8,140(12)            0         8,140         *
  Samuel Zell............................     5,124,656(5)        75,000     5,199,656   14.0%(6)
  Robert W. Grubbs.......................       128,562(2)       592,500       721,062    1.9%(6)
  Dennis J. Letham.......................        70,880(8)       252,500       323,380         *
  Terrance A. Faber......................           400              850         1,250         *
  John A. Dul............................           318           23,000        23,318         *
All directors and executive officers as a
  group including the above-named
  persons................................     5,811,651        1,483,600     7,295,251   18.9%(6)

---------------
* Percentage of shares beneficially owned does not exceed one percent of the class.

 (1) Unless otherwise indicated, each person included in the group has sole investment power and sole voting power with respect to the securities beneficially owned by such person.

 (2) Includes 43,118 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

 (3) Includes 2,096 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

 (4) Includes 4,000 shares held in trust for Mr. Klein's minor children and of which Mr. Klein disclaims beneficial ownership.

 (5) The shares of Common Stock shown in this table include 4,647,147 shares that are owned by a limited liability company whose sole member is the Sam Investment Trust, whose beneficiaries are Samuel Zell and members of his family and whose trustee is a limited liability company; 285,000 shares that are owned by a limited liability company whose sole member is the Samuel Zell Revocable Trust, of which Samuel Zell is the trustee and beneficiary, 55,588 shares that are owned by a limited liability company whose sole member is ZFT Partnership, an Illinois general partnership, whose sole partners are various trusts for the benefit of Samuel Zell and members of his family; 55,587 shares that are owned by a limited liability company whose sole member is Alphabet Partners, an Illinois general partnership, whose sole partners are various trusts for the benefit of Samuel Zell and members of his family; and 81,334 shares that are owned directly by Samuel Zell. (See "Security Ownership of Principal Stockholders" below.)

 (6) All options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

 (7) Includes 18,264 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

 (8) Includes 25,523 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

 (9) Includes 8,384 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(10) Includes 4,273 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(11) Includes 10,820 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(12) Includes 2,640 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(13) Includes 1,048 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of April 1, 2002 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

 TITLE                    NAME AND ADDRESS OF            AMOUNT AND NATURE OF            PERCENT
OF CLASS                   BENEFICIAL OWNER              BENEFICIAL OWNERSHIP            OF CLASS
--------                  -------------------            --------------------            --------
Common          Samstock/SZRT, L.L.C.                             285,000(1)              14.0%(4)
                Samstock/SIT, L.L.C.                            4,647,147(1)
                Samstock/ZFT, L.L.C.                               55,588(1)
                Samstock/Alpha, L.L.C.                             55,587(1)
                Samuel Zell                                       156,334(1)
                Two North Riverside Plaza
                Chicago, Illinois 60606
Common          Ariel Capital Management, Inc.                  3,084,980                  8.3%
                200 East Randolph Drive
                Suite 2900
                Chicago, Illinois 60601
Common          Merrill Lynch & Co., Inc.                       2,549,443(2)               6.9%
                World Financial Center, North Tower
                250 Vesey Street
                New York, New York 10381
Common          Robert H. and Ann Lurie Trust                   1,988,500(3)               5.4%
                Two North Riverside Plaza
                Chicago, Illinois 60606

---------------
(1) Samstock/SZRT, L.L.C. is a limited liability company whose sole member is the Samuel Zell Revocable Trust, of which Samuel Zell is the trustee and beneficiary. Samstock/SIT, L.L.C. is a limited liability company whose sole member is the Sam Investment Trust, whose trustee is the Chai Trust Company, L.L.C., a limited liability company. The beneficiaries of the Sam Investment Trust are Samuel Zell and members of his family. Samstock/ZFT, L.L.C. is a limited liability company whose sole member is ZFT Partnership, an Illinois general partnership, whose sole partners are various trusts for the benefit of Samuel Zell and members of his family. Samstock/Alpha, L.L.C. is a limited liability company whose sole member is Alphabet Partners, an Illinois general partnership, whose sole partners are various trusts for the benefit of Samuel Zell and members of his family. The amounts shown include 75,000 shares obtainable within 60 days of the date of this table by the exercise of options by Samuel Zell.

(2) According to a Schedule 13G, dated January 30, 2002, filed by Merrill Lynch & Co., Inc. on behalf of Merrill Lynch Investment Managers, Merrill Lynch & Co., Inc. has shared power to vote and shared power to dispose of 2,549,443 shares.

(3) Mrs. Lurie is the beneficiary and a co-trustee of the Robert H. and Ann Lurie Trust.

(4) All options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1999, the Company entered into a financial advisory agreement with Equity Group Investments, L.L.C. ("EGI"). This agreement provides for EGI to provide financial advisory services as requested by the Company in connection with tender offers, acquisitions, sales, mergers and similar transactions. For such services, EGI will be paid a fee of 49 basis points of the enterprise value of the transaction (amount paid plus assumed debt). EGI is beneficially owned by trusts for the benefit of Samuel Zell and his family. The terms of this agreement were determined by the Audit Committee. No payments have been made under this agreement.

                      INDEPENDENT AUDITORS AND THEIR FEES

     The Audit Committee has selected Ernst & Young LLP as independent auditors of the Company for 2002. Ernst & Young LLP (and predecessor firm) have audited the Company's financial statements since 1980. Representatives of Ernst & Young LLP, who are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and to respond to appropriate questions asked by stockholders.

                                   AUDIT FEES

     Fees for the last annual audit were $509,400.

                                 ALL OTHER FEES

     All other fees were $983,200, including audit related services of $500,500 and nonaudit services of $482,700. Audit related services generally include fees for pension plan audits, statutory audits of foreign subsidiaries, accounting consultations and SEC registration statements. Nonaudit services consist principally of domestic and foreign tax return reviews and tax consultation for the company, its various subsidiaries and its expatriate employees. See "Report of Audit Committee" for discussion of consideration of these fees by the Audit Committee.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal offices by December 22, 2002 in order to be considered for inclusion in the Company's Proxy Statement and Proxy relating to the 2003 Annual Meeting of Stockholders.

                                   CONCLUSION

     The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

April 19, 2002

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ JAMES E. KNOX
                                          JAMES E. KNOX, Secretary

                                   DETACH HERE
--------------------------------------------------------------------------------

PROXY                       ANIXTER INTERNATIONAL INC.
           PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John A. Dul, Dennis J. Letham and Robert W. Grubbs and each of them (with full power of substitution in each) proxies of the undersigned to vote at the Annual Meeting of Stockholders of Anixter International Inc. to be held at 1:00 P.M., Central time, May 23, 2002, at One North Franklin Street, Chicago, Illinois, and at any adjournments thereof, all of the shares of Common Stock of Anixter International Inc. in the name of the undersigned on the record date.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.


1. Election of the following nominees as directors:
   [ ] FOR all nominees                                                          [ ] WITHHOLD AUTHORITY
       (except as marked to the contrary below).                                     to vote for all nominees listed below.

       Nominees: Lord James Blyth, Robert L. Crandall, Robert W. Grubbs Jr., F. Philip Handy, Melvyn N. Klein, John R.
                 Petty, Stuart M. Sloan, Thomas C. Theobald, Mary Agnes Wilderotter, Matthew Zell and Samuel Zell.

(INSTRUCTION: WRITE THE NAME OF THE NOMINEE(S) FROM WHOM YOU ARE WITHHOLDING YOUR VOTE IN THIS SPACE.)



Please Check Box if you intend to be present at meeting [ ]

           (Please sign and date the proxy card on the reverse side.)

                                   DETACH CARD
--------------------------------------------------------------------------------

                         (Continued from the other side)

2. In their discretion, such other matters as properly may come before the meeting or at any adjournment(s) thereof.

[ ] By checking the box to the left, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, National City Bank, Cleveland, OH, and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.



                                   Dated: _______________________________, 2002

                                   ____________________________________________
                                   Signature

                                   ____________________________________________
                                   (Signature if held jointly)


                                   IMPORTANT: Please date this proxy and sign exactly as your name appears hereon. If stock is held jointly, both holders should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give full title.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.